                                                                    EXHIBIT 10.2


                                                                   [LOGO]






                               LOAN AND SECURITY AGREEMENT

                                   LEE PHARMACEUTICALS

                                       Borrower
                               1444 Santa Anita Avenue,
                               South El Monte, CA 91733

                                        Address
                                      95-2680312

                                Borrower Fed ID Tax No.


                                     $1,400,000.00

                                      Credit Limit

                                    October 29, 1999

                                          Date





         ----------------------------------------------------------------------

                                 FINOVA GROWTH FINANCE

         ----------------------------------------------------------------------





         April 1999


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

                                    TABLE OF CONTENTS
   1. DEFINITIONS AND CONSTRUCTION........................................... 1
      1.1    Definitions .................................................... 1
      1.2    Accounting Terms ............................................... 4
      1.3    Code  .......................................................... 5
      1.4    Construction ................................................... 5
      1.5    Exhibits  ...................................................... 5

   2. LOANS; INTEREST RATE AND OTHER CHARGES................................. 5
      2.1    Revolving Advances  ............................................ 5
      2.2    Term Loan  ..................................................... 5
      2.3    Overadvance  ................................................... 5
      2.4    Interest: Rate; Payments; and Calculation  ..................... 5
      2.5    Crediting Payments  ............................................ 6
      2.6    Statements of Obligations ...................................... 6
      2.7    Fees  .......................................................... 6
      2.8    Term; Automatic Renewal  ....................................... 7
      2.9    Effect of Termination  ......................................... 7
      2.10   Early Termination by Borrower  ................................. 7
      2.11   Termination Upon Event of Default  ............................. 7

   3. SECURITY............................................................... 7
      3.1   Grant of Security Interest  ..................................... 8
      3.2   Negotiable Collateral  .......................................... 8
      3.3   Collection of Accounts, Negotiable Collateral  .................. 8
      3.4   Delivery of Additional Documentation Required  .................. 8
      3.5   Power of Attorney  .............................................. 8
      3.6   Right To Inspect  ............................................... 8

   4. CONDITIONS OF CLOSING.................................................. 8
      4.1   Initial Advance.................................................. 8
      4.2   Subsequent Advances.............................................. 9

   5. REPRESENTATIONS AND WARRANTIES......................................... 9
      5.1   No Prior Encumbrances............................................ 9
      5.2   Bona Fide Accounts............................................... 9
      5.3   Merchantable Inventory and Inventory Records..................... 9
      5.4   Location of Inventory and Equipment.............................. 9
      5.5   Location of Principal Place of Business/Chief Executive
            Office/Residence................................................. 9
      5.6   Due Organization and Qualification............................... 9
      5.7   Due Authorization; No Conflict  ................................ 10
      5.8   Litigation  .................................................... 10
      5.9   No Material Adverse Change in Financial Statements ............. 10
      5.10  Solvency  ...................................................... 10
      5.11  ERISA  ......................................................... 10
      5.12  Environmental Condition ........................................ 10
      5.13  Reliance by FINOVA; Cumulative.................................. 11
      5.14  Year 2000 Representations & Warranties.......................... 11




                                     Page I


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
   6. COVENANTS............................................................. 11
      6.1   Affirmative Covenants
            6.1.1  Accounting System........................................ 11
            6.1.2  Collateral Reports....................................... 11
            6.1.3  Assignments of Accounts.................................. 11
            6.1.4  Financial Statements, Reports, Certificates.............. 11
            6.1.5  Tax Returns, Receipts.................................... 12
            6.1.6  Guarantor Reports........................................ 12
            6.1.7  Designation of Inventory and Returns..................... 12
            6.1.8  Title to Equipment....................................... 12
            6.1.9  Maintenance of equipment................................. 12
            6.1.10 Taxes.................................................... 13
            6.1.11 Insurance................................................ 13
            6.1.12 FINOVA Expenses.......................................... 13
            6.1.13 Year 2000 Covenants...................................... 13

      6.2   Negative Covenants  ............................................ 13
            6.2.1  Extraordinary Transactions and Disposal of Assets........ 13
            6.2.2  Change Name.............................................. 14
            6.2.3  Merge, Acquire........................................... 14
            6.2.4  Guarantee................................................ 14
            6.2.5  Restructure.............................................. 14
            6.2.6  Prepayment............................................... 14
            6.2.7  Change of Ownership...................................... 14
            6.2.8  Capital Expenditures..................................... 14
            6.2.9  Consignments ............................................ 14
            6.2.10 Distributions............................................ 14
            6.2.11 Accounting Methods....................................... 14
            6.2.12 Investments ............................................. 14
            6.2.13 Transactions with Affiliates ............................ 14

   7. DEFAULTS AND REMEDIES................................................. 15
      7.1  Defaults......................................................... 15
      7.2  Remedies         ................................................ 16
      7.3  Remedies Cumulative  ............................................ 17

   8. EXPENSES AND INDEMNITIES.............................................. 17

   9. MISCELLANEOUS......................................................... 18
      9.1   Demand; Protest; etc.   ........................................ 18
      9.2   FINOVA's Liability for Inventory or Equipment................... 18
      9.3   NOTICES......................................................... 18
      9.4   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...................... 19
      9.5   DESTRUCTION OF BORROWER'S DOCUMENTS............................. 19
      9.6   Effectiveness  ................................................. 19
      9.7   Successors and Assigns  ........................................ 19
      9.8   Section Headings  .............................................. 19
      9.9   Interpretation  ................................................ 19
      9.10  Publicity         .............................................. 20
      9.11  Severability of Provisions  .................................... 20
      9.12  Amendments in Writing  ......................................... 20
      9.13  Counterparts   ................................................. 20


                                     Page II

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This LOAN AND SECURITY AGREEMENT, is entered into as of October 29, 1999, between FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), located at 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071, and LEE PHARMACEUTICALS ("Borrower") located at 1444 Santa Anita Avenue, South El Monte, CA 91733.

     The parties agree as follows:

     1.  DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS. As used this Agreement, the following terms shall have the following definitions:

              "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by borrower and borrower's books relating to any of the foregoing.

              "Agreement" means this Loan And Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Loan And Security Agreement. This Loan and Security Agreement amends and supercedes that Loan and Security Agreement dated May 21, 1996.

              "Authorized Officer" means any officer of Borrower authorized in writing to transact business with FINOVA.

              "Base Rate" means the variable rate of interest, per annum, most recently announced by CITIBANK N.A., (or any successor thereto), from time to time as its "base rate", which may not be such institution's lowest rate (the "Base Rate"), with the understanding that the "Base rate" merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate available from such financial institution.

              "Borrower's Books" means all of the Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's assets or liabilities, or the Collateral; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

              "Borrowing Base" has the meaning set forth in Section 2.1.

              "Business Day" means any day, which is not a Saturday, Sunday, or other day on which banks in the state of California are authorized or required to close.

              "Code" means the California Uniform Commercial Code.

              "Collateral" means each of the following: the Accounts; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; the Investment Property; any money, or other assets of Borrower which hereafter come into the possession, custody, or control of FINOVA and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Investment Property, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

              "Daily Balance" means the amount of the Obligations owed by Borrower at the end of a given day.

              "Eligible Accounts" means those Accounts created by Borrower in the ordinary course of business arising out of Borrower's sale of goods or rendition of services, which have been validly assigned and strictly comply with all of Borrower's representations and warranties to FINOVA, and which are and at all times shall continue to be acceptable to FINOVA in all respects; PROVIDED, HOWEVER, that standards of eligibility may be fixed and revised from time to time by FINOVA in FINOVA's exclusive judgment. Eligible Accounts shall not include the following:

              (a) Accounts which the account debtor has failed to pay within NINETY (90) days of invoice date;

              (b)  Accounts with selling terms of more than thirty (30) days;

              (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

              (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

              (e) Accounts with respect to which the account debtor is not a resident of the United States, and which are not either (1) covered by credit insurance in form and amount, and by an insurer, satisfactory to FINOVA, or
(2) supported by one or more letters of credit in favor of FINOVA as co-beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to FINOVA;

              (f) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, any State of the United States, or any city, town, municipality, or division thereof;

              (g) Accounts with respect to which the account debtor is a subsidiary of, related to, affiliated with or has common shareholders, officers or directors with Borrower;

              (h) Accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower;

              (i) Accounts with respect to an account debtor whose total obligations to Borrower exceed ten percent (10%) of all Eligible Accounts to the extent such obligations exceed the aforementioned percentage;

              (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto, or is subject to any insolvency proceeding, or becomes insolvent, fails, or goes out of business; and

              (k) Accounts the collection of which FINOVA believes to be doubtful by reason of the account debtor's financial condition.

              "Eligible Inventory" means Inventory consisting of first quality finished goods held for resale in the ordinary course of Borrower's business and raw materials for such finished goods, which are located at Borrower's premises and acceptable to FINOVA in all respects. Eligible Inventory shall not include work in process, components which are not part of finished goods, spare parts, packaging and Shipping materials, supplies used or consumed in Borrower's business, Inventory at the premises of third parties or subject to a security interest or lien in favor of any third party, bill and hold goods, inventory which is not subject to FINOVA's perfected security interest, returned and/or defective goods, "seconds" and Inventory purchased on consignment. Eligible Inventory shall be valued at the lower of Borrower's cost or market.

         "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, motor vehicles, tools, parts, dies, jigs, goods (other than consumer goods or farm products), and any interest in any of the forgoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the forgoing, wherever located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "ERISA" Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

         "FINOVA Expenses" means all: costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under any of the Loan Documents which are paid or advanced by FINOVA: filing, recording, publication, appraisal, and search fees paid or incurred by FINOVA in connection with FINOVA's transactions with Borrower; costs and expenses incurred by FINOVA in the disbursement of funds to Borrower (by wire transfer or otherwise); charges resulting from the dishonor of checks; costs and expenses incurred by FINOVA to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, whether or not a sale is consummated; costs and expenses of auditing Borrower; costs and expenses of third party claims or any suit incurred by FINOVA in enforcing or defending the Loan Documents; and FINOVA's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents, whether or not suit is brought.

         "GAAP" means generally accepted accounting principles as in effect from time to time.

         "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blue prints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts, and Borrower's Books relating to any of the foregoing.

         "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with its creditors.

         "Inventory" means all present and future inventory in which borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packaging and shipping materials, wherever located, and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing.

         "Investment Property" means all of Borrower's presently existing and hereafter acquired or arising investment property (as that term is defined in Section 9115 of the Code).

         "IRC" means the Internal Revenue Code of 1986, as amended, and regulations thereunder.

         "Judicial Officer or Assignee" means any trustee, receiver, controller, custodian, assignee for the benefit of creditors, or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian, or assignee for the benefit of creditors.

         "Loan Documents" means, collectively, this Agreement, any note or notes (including the term note) executed by Borrower to the order of FINOVA, and any other agreement entered into between Borrower and FINOVA in connection with this Agreement.

         "Multiemployer plan" means a "multiemployer plan" as defined in ERISA Section 3(37) or 4001(a)(3) or IRC Section 414(f), which covers employees of the Borrower of any ERISA Affiliate.

         "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, documents, leases, and chattel paper, and Borrower's books relating to any of the foregoing.

         "Obligations" means all loans, advances, debts, principal, interest (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing FINOVA to charge Borrower's loan account), obligations, fees (including early termination fees), lease payments, guaranties, covenants, and duties owing by Borrower to FINOVA of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any note or other instrument, or by any other agreement between FINOVA and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others which FINOVA may have obtained by assignment or otherwise, and further including all interest not paid when due and all FINOVA Expenses which Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

         "Overadvance" has the meaning set forth in SECTION 2.3.

         "PBGC" means the Pension Benefit Guarantee Corporation.

         "Plan" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer plan.

         "Prohibited Transaction" means any transaction described in Section 406 of ERISA, which is not exempt by reason of Section 408 of ERISA, and any transaction, described in Section 4975(c) of the IRC, which is not exempt by reason of Section 4975(c)(2) of the IRC.

         "Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a plan described in Section 4063 of ERISA, or a cessation of operations described in
Section 4068(f) of ERISA.

         "Term Note" has the meaning set forth in SECTION 2.2.

    1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

              1.3 CODE. Any terms used in this Agreement, which are defined in the Code, shall be construed and defined as set forth in the Code unless otherwise defined herein.

              1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural. The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, sub-section, clause, and exhibit references are to this Agreement unless otherwise specified.

              1.5 EXHIBITS. All of the exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.   LOANS; INTEREST RATE AND OTHER CHARGES

              2.1 REVOLVING ADVANCES. Subject to the terms and conditions of this Agreement, FINOVA agrees to make revolving advances to Borrower in an amount not to exceed the Borrowing Base. For purposes of this Agreement "Borrowing Base" shall mean the sum of:

                  (a) An amount equal to the lesser of:
(I) SEVENTY FIVE PERCENT (75%) of the amount of Eligible Accounts; and (II) an amount equal to Borrower's cash collections for the immediately preceding forty-five (45) day period; plus

                  (b) An amount equal to the least of:
(I) TWENTY FIVE PERCENT (25%) of the amount of Eligible Inventory, (II) the outstanding balance of advances against Eligible Accounts and (III) FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($400,000.00) evidenced by a Secured Promissory Note dated May 15, 1998.

                   FINOVA shall have no obligation to make advances hereunder to the extent they would cause the outstanding balance of revolving advances under this SECTION 2.1 to exceed a maximum amount of ONE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($1,400,000.00). FINOVA is authorized to make advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an officer, employee or representative of Borrower, or without instructions if in FINOVA's discretion such advances are necessary to meet Obligations. FINOVA will charge the amount of advances made under this SECTION 2.1 to Borrower's loan account. Amounts borrowed pursuant to this SECTION 2.1 may be repaid and reborrowed at any time during the term of this Agreement so long as no Event of default has occurred and is continuing.

              2.2 TERM LOAN. FINOVA has agreed to make a term loan to Borrower evidenced by, and repayable in accordance with, that certain Secured Promissory Note, of even date herewith, by Borrower to the order of FINOVA, in the original principal amount of N/A (the "Term Note"). Obligations owing under the Term Note shall constitute Obligations, and the Term Note, together with each amendment, extension, supplement, or replacement thereto, shall be deemed to be a Loan Document.

              2.3 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to FINOVA, pursuant to SECTION 2.1 is greater than the dollar or percentage limitation set forth in SECTION 2.1 (an "overadvance"), Borrower shall immediately pay to FINOVA, in cash, the amount of such excess, plus any fees owing pursuant to SECTION 2.7(b).

              2.4  INTEREST: RATE; PAYMENTS; AND CALCULATIONS.

                  (a) INTEREST RATE. Except as specified to the contrary in any Loan Document, the obligations shall bear interest, on the average Daily Balance, at a rate of FIVE PERCENTAGE POINTS (5%) above the Base Rate.

                  (b) DEFAULT RATE. All obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate of TEN PERCENTAGE POINTS (10%) above the Base Rate.

                  (c) MINIMUM INTEREST. In no event shall interest chargeable hereunder be less than ONE percent (1.0%) per month, nor less than THREE THOUSAND AND 00/100 DOLLARS ($3,000.00) per month.

                  (d) PAYMENTS. Interest hereunder shall be due and payable on the first Business Day of each calendar month during the term hereof. FINOVA shall, at its option, charge such interest and all FINOVA Expenses to Borrower's loan account, which amounts shall thereafter accrue interest at the rate then applicable hereunder.

                  (e) COMPUTATION. The Base Rate as of this date is EIGHT AND ONE QUARTER PERCENT (8.25%) per annum. In the event the Base Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased by an amount equal to the Base Rate change on the effective date of such change. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty
(360) day year for the actual number of days elapsed.

              2.5 CREDITING PAYMENTS. The receipt of any wire transfer of funds, check, or other item of payment by FINOVA shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of FINOVA or unless and until such check or other item of payment is honored when presented for payment. For interest calculation purposes, the receipt of any check, wire transfer, or other item of payment by FINOVA shall be deemed to have been paid to FINOVA FIVE (5) calendar days after the date FINOVA actually receives such wire transfer or possession of such check or other item of payment. Notwithstanding anything anything to the contrary contained herein, any wire transfer or payment received by FINOVA after 10:00 a.m. Los Angeles time shall be deemed to have been received by FINOVA as of the opening of business on the immediately following business day.

              2.6 STATEMENT OF OBLIGATIONS. FINOVA shall render statements to Borrower of the Obligations, including all statements of principal, interest, fees, and FINOVA Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and FINOVA unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to FINOVA by registered or certified mail at its address specified herein above, written objection thereto describing the error or errors, if any, contained in any such statements.

              2.7  FEES.  Borrower shall pay to FINOVA the following fees:

                  (a) INITIAL FACILITY FEE. Concurrently with the execution and delivery of this Agreement, a fee (the "Initial Facility Fee") in the amount of THREE THOUSAND AND 00/100 Dollars ($3,000.00). The Initial Facility Fee shall be fully earned at the time of payment and non-refundable;

                  (b) OVERADVANCE FEE. Upon the occurrence of any Overadvance, a fee in an amount equal to one percent (1%) of the dollar amount of such Overadvance, and every thirty (30) days thereafter that an Overadvance, or any portion thereof, remains outstanding, a fee in an amount equal to one percent (1%) of the highest dollar amount of Overadvance existing on any day during the previous thirty (30) day period.

                  (c) ANNUAL FACILITY FEE. On each anniversary date of the effective date of this Agreement while any Obligations are outstanding, a fee (the "Annual Facility Fee") in the amount equal to one percent (1%) of the maximum amount of revolving advances allowable under SECTION 2.1. The Annual Facility Fee shall be fully earned at the time of payment and non-refundable.

          (d) FINANCIAL EXAMINATION AND APPRAISAL. FINOVA's customary fee of Five Hundred Dollars ($500) per day per examiner, plus out-of pocket expenses for each financial analysis and examination of Borrower performed by FINOVA or its agents.

          (e) COLLATERAL MANAGEMENT FEE. On the first day of each month while this Agreement remains in effect, a fee (the "Collateral Management Fee") in an amount equal to N/A% of Borrower's net sales for the preceding month. The Collateral Management fee shall be based upon Borrower's sales as assigned/or reported to FINOVA each month.

     2.8 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon acceptance by FINOVA and shall continue in full force and effect for a term ending May 21, 2000 (the "Renewal Date") and shall be automatically renewed for successive ONE (1) year periods thereafter, unless sooner terminated pursuant to terms hereof. Either party may terminate this Agreement on the Renewal Date or on any anniversary of the Renewal date by giving the other party at least ninety (90) days prior written notice by registered or certified mail, return receipt requested. Notwithstanding the foregoing, FINOVA shall have the right to terminate this Agreement immediately and without notice upon the occurrence of an Event of Default.

     2.9 EFFECT OF TERMINATION. On the date of termination, all Obligations shall become immediately due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, and covenants hereunder, and FINOVA's continuing security interest in the Collateral shall remain in effect, until all Obligations have been fully discharged and FINOVA's obligation to provide advances hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of SECTION 2.10, but fails to pay all Obligations as of the date set in said notice, then FINOVA may, but shall not be required to, renew this Agreement for an additional term of one (1) years.

     2.10 EARLY TERMINATION BY BORROWER. Notwithstanding the provisions of
SECTION 2.8 which allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof, at any time subsequent to the expiration of the initial year of this Agreement, Borrower has the option, on ninety (90) days prior written notice to FINOVA, to terminate this Agreement on a date other than an anniversary of the effective date by paying to FINOVA, in cash, the Obligations together with all accrued and unpaid interest and expense and a prepayment penalty of Fifteen Thousand Dollars ($15,000.00).

     2.11 TERMINATION UPON EVENT OF DEFAULT. If FINOVA terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of FINOVA's lost profits as a result thereof, Borrower shall pay to FINOVA upon the effective date of such termination, a fee ("Early Termination Fee") in an amount equal to THE MINIMUM INTEREST DUE FOR THE REMAINING TERM OF THE AGREEMENT. The Early Termination Fee shall be presumed to be the amount of damages sustained by FINOVA as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Fee provided for in this SECTION 2.11 shall be deemed included in the Obligations.

   3. SECURITY

     3.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to FINOVA a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. FINOVA's security interest in the Collateral shall attach to all Collateral without further act on the part of FINOVA or Borrower.

     3.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon the request of FINOVA, endorse and assign such Negotiable Collateral to FINOVA and deliver physical possession of such Negotiable Collateral to FINOVA.

     3.3 COLLECTION OF ACCOUNTS, NEGOTIABLE COLLATERAL. FINOVA or FINOVA's designee may, at any time: (a) notify customers or account debtors of Borrower that the Accounts or Negotiable Collateral have been assigned to FINOVA or that FINOVA has a security interest herein; (b) require Borrower to establish a lock-box or other restricted account satisfactory to FINOVA for the collection of Accounts; and (c) collect the accounts and Negotiable Collateral directly and charge the collection costs and expenses to Borrower's loan account; but, unless and until FINOVA does so or gives Borrower other written instruction, Borrower shall collect all Accounts and Negotiable Collateral for FINOVA, receive in trust all payments thereon as FINOVA's trustee, and immediately deliver said payments to FINOVA in their original form as received from the account debtor.

     3.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall execute and deliver to FINOVA, prior to or concurrently with Borrower's execution and delivery of this Agreement and at any time thereafter at the request of FINOVA, all financing statements, continuation financing statements, fixture filings, security agreements, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that FINOVA may reasonably request, in form satisfactory to FINOVA, to perfect and maintain perfected FINOVA security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

     3.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints FINOVA (and any of FINOVA'S officers, employees, or agents designated by FINOVA) as Borrower's true and lawful attorney, with power to:
(a) sign the name of Borrower on any of the documents described in SECTION
3.4 or on any other similar documents to be executed, recorded, or filled in order to perfect or continue perfected FINOVA's security interest in the Collateral; (b) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (c) send requests for verification of Accounts; (d) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts, or other forms of payment or security that may come into FINOVA's possession;
(e) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by FINOVA, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (f) make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which FINOVA determines to be reasonable, and FINOVA may cause to be executed and delivered any documents and releases which FINOVA determines to be necessary. The appointment of FINOVA as Borrower's attorney, and each and every one of FINOVA's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and FINOVA's obligation to provide advances hereunder is terminated.

     3.6 RIGHT TO INSPECT. FINOVA (through any of its officers, employees, or agents) shall have the right, from time to time hereafter, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect Borrower's books and to check and test the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

   4. CONDITIONS OF CLOSING

     4.1 INITIAL ADVANCE. Borrower agrees and acknowledges that FINOVA has no obligation to make the initial advance hereunder until such time as FINOVA is fully satisfied that (a) it has all the loan and related documents, properly authorized and executed by Borrower, (b) it has a first secured position in the Collateral, and (c) all other closing conditions reasonably required by FINOVA have been met.

              4.2 SUBSEQUENT ADVANCES. The obligation of FINOVA to make any subsequent advance hereunder shall be subject to the further conditions precedent that, on and as of the date of such advance: (a) the representations and warranties of Borrower set forth in this Agreement shall be accurate, before and after giving effect to such advance and to the application of any proceeds thereof; (b) no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, or would result from such advance or from the application of any proceeds thereof; (c) no material adverse change has occurred in the Borrower's business, operations, or financial condition, or in the condition of the Collateral or other assets of Borrower or in the prospect of repayment of the Obligations; and (d) FINOVA shall have received such other approvals, opinions or documents as FINOVA shall reasonably request.

         5.   REPRESENTATION AND WARRANTIES

              Borrower represents and warrants as follows:

              5.1 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interest, or encumbrances (except as held by FINOVA and except as may be specifically consented to, in advance and in writing, by FINOVA).

              5.2 BONA FIDE ACCOUNTS. The Accounts are, and at all times hereafter shall be, bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to account debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not, and at all times hereafter, shall not have, received notice of actual or imminent bankruptcy, insolvency, or financial embarrassment of any account debtor at the time an Account due from such account debtor is assigned to FINOVA.

              5.3 MERCHANTABLE INVENTORY AND INVENTORY RECORDS. All Inventory is now and at all times hereafter shall be of good and marketable quality, free from defects. Borrower now keeps and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind type, quality and quantity of the Inventory, and Borrower's cost therefor.

              5.4 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment is not now and shall not at any time hereafter be stored with a bailee, warehouseman, or similar party without FINOVA's prior written consent. Borrower shall keep the Inventory and Equipment only at the following location(s):
  428, 1434, 1444, 1460, 1470, 1500, AND 1516 SANTA ANITA AVENUE, SOUTH EL
  MONTE, CA 91733 AND 1425 AND 1427 LIDCOMBE AVENUE, SOUTH EL MONTE, CA 91733

              5.5 LOCATION OF PRINCIPAL PLACE OF BUSINESS/CHIEF EXECUTIVE OFFICE/RESIDENCE. The chief executive office or residence of Borrower is at the address indicated in the first paragraph of this Agreement and Borrower covenants and agrees that it will not, without thirty (30) days prior written notification to FINOVA, relocate such principal place of business, chief executive office, or residence.

              5.6 DUE ORGANIZATION QUALIFICATION. If Borrower is a corporation it is and shall at all times hereafter be duly organized and existing and in good standing under the laws of the state of its incorporation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified; if Borrower is a partnership, or limited liability company, it is and shall at all times hereafter be duly organized and existing and in good standing under the laws of the state of its organization and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or the ownership of property requires that its be so qualified.

              5.7 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's corporate, partnership, trust, limited liability company or personal powers, as the case may be, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles or Certificate of Incorporation, By-laws, or any operating agreement, partnership or trust agreement pertaining to Borrower, nor will they constitute an event of default under any material agreement to which Borrower is now or may hereafter become a party.

              5.8 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for ongoing collection matters in which Borrower is the plaintiff. If any of the forgoing arises during the term of this Agreement, Borrower shall promptly notify FINOVA in writing.

              5.9 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All financial statements relating to Borrower or any guarantor of the Obligations which have been or may hereafter be delivered by Borrower to FINOVA have been prepared in accordance with GAAP and fairly present Borrower's financial condition as of the date thereof and Borrower's result of operations for the period then ended. There has been no material adverse change in the financial condition of Borrower or any guarantor since the date of the most recent of such financial statements submitted to FINOVA.

              5.10 SOLVENCY. Borrower is now and shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

              5.11 ERISA. None of Borrower, any ERISA Affiliate, or any plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a), or any of the published interpretations there under. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under
Section 4041(e) of ERISA. The PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a plan an no event has occurred of condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan. Neither Borrower nor any ERISA Affiliate would be liable for any amount pursuant to Section 4062, 4063, or 4064 of ERISA if all Plans terminated as of the most recent valuation dates of such Plans. Neither Borrower nor any ERISA Affiliate have: withdrawn from a "multiple employer plan" during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; or failed to make a payment to a plan required under Section 302(f)(1) of ERISA such that security would have to be provided pursuant to Section 307 of ERISA. No lien upon the assets of Borrower has arisen with respect to any plan. No Prohibited Transaction or Reportable Event has occurred with respect to Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived.

              5.12 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance. None of Borrower's properties or assets has ever been designed or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real personal property owned by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection

Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

         5.13 RELIANCE BY FINOVA; CUMULATIVE. Each warranty, representation, and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by FINOVA regardless of any investigation made or information possessed by FINOVA. The warranties, representations, and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations, and agreements which Borrower shall now or hereafter give, or cause to be given, to FINOVA.

         5.14 YEAR 2000 REPRESENTATIONS & WARRANTIES. Borrower has taken all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999.

     6.  COVENANTS

         6.1 AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, and unless FINOVA shall otherwise consent in writing, Borrower shall do all of the following:

         6.1.1 ACCOUNTING SYSTEM. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, disks, printouts, and records pertaining to the Collateral which contain information as may from time to time be requested by FINOVA. Borrower shall also keep proper books of Accounts showing all Sales, claims, and allowances on its inventory.

         6.1.2 COLLATERAL REPORTS. Borrower shall, deliver to FINOVA, no later than the tenth (10th) day of each month during the term of this Agreement, a detailed aging, by total, of the accounts, a reconciliation statement, and a summary aging, by vendor, of all accounts payable and any book overdraft. Original sales invoices evidencing daily sales shall be mailed by Borrower to each account debtor with a copy to FINOVA, and, at FINOVA's direction, the invoices shall indicate on their face that the Account has been assigned to FINOVA and that all payments are to be made directly to FINOVA. Borrower shall deliver to FINOVA, as FINOVA may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customer's purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements. Absent such a request by FINOVA, copies of all such documentation shall be held by Borrower as custodian for FINOVA.

         6.1.3 ASSIGNMENTS OF ACCOUNTS. Borrower shall provide FINOVA with schedules describing all Accounts and shall execute and deliver to FINOVA assignments of all Accounts. Borrower's failure to execute and deliver such schedules or assignments shall not affect or limit FINOVA's security interest or other rights in and to the Accounts.

         6.1.4 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower agrees to deliver to FINOVA: (a) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter during each of Borrower's fiscal years, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within one hundred twenty
(120) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, reviewed by independent certified public accountants acceptable to FINOVA and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, consistently applied, together with a certificate of such accountants addressed to FINOVA stating that such accountants do not have knowledge of the existence of any event or condition constituting an Event of Default. Such reviewed financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and such accountants' letter to management. Borrower shall have issued written instructions to its independent certified public accountants, authorizing them to communicate with FINOVA and to release to FINOVA whatever financial information concerning Borrower that FINOVA may request. If Borrower is a parent company of one or more subsidiaries, or affiliates, or is a subsidiary or affiliate of another company, then, in addition to the financial statement referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

         Together with the above, Borrower shall also deliver to FINOVA any other report reasonably requested by FINOVA relating to the Collateral and the financial condition of Borrower.

         Each month Borrower shall deliver to FINOVA a certificate signed by its chief financial officer to the effect that: (a) all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to FINOVA hereunder have been prepared in accordance with GAAP, consistently applied and fully and fairly present the financial condition of Borrower; (b) Borrower is in timely compliance with all representations, warranties, and covenants hereunder; and (c) on the date of delivery of such certificate to FINOVA there does not exist any condition or event which constitutes an Event or Default.

         Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to FINOVA, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to FINOVA any information they may have regarding Borrower's business affairs and financial conditions.

         6.1.5 TAX RETURNS, RECEIPTS. Borrower agrees to deliver to FINOVA copies of Borrower's future federal income tax returns and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

         6.1.6 GUARANTOR REPORTS. Borrower agrees to cause all guarantors of any of the Obligations to deliver their annual financial statements and copies of all federal income tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

         6.1.7 DESIGNATION OF INVENTORY AND RETURNS. Borrower shall now and from time to time hereafter, but not less frequently than monthly, execute and deliver to FINOVA a designation of Inventory specifying Borrower's cost and the wholesale market value of Borrower's raw materials, work in process, and finished goods, and further specifying such other information as FINOVA may reasonably request. Returns and allowances, if any, as between Borrower and its account debtors, shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If at any time prior to the occurrence of an Event of Default, any account debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to FINOVA) in the appropriate amount to such account debtor. Borrower shall promptly notify FINOVA of all returns and recoveries and of all disputes and claims.

         6.1.8 TITLE TO EQUIPMENT. Upon FINOVA's request, Borrower shall immediately deliver to FINOVA, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

         6.1.9 MAINTENANCE OF EQUIPMENT. Borrower shall keep and maintain the Equipment in good operating condition and repair, make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any item of Equipment to become a fixture to real estate or an possession to other property, and the Equipment is now and shall at all times remain personal property.

         6.1.10 TAXES. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to FINOVA, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., and F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish FINOVA with proof satisfactory to FINOVA indicating that Borrower has made such payments or deposits.

          6.1.11 INSURANCE.

                 (a) Borrower, at its expense, shall keep the Collateral insured against loss of damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses. Borrower shall also maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral.

                 (b) All such policies of insurance shall be in such form, with such companies, and on such amounts as satisfactory to FINOVA. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to FINOVA, showing FINOVA as sole loss payee thereof, and shall contain a waiver of warranties, and shall specify that, the insurer must give at least ten (10) days notice to FINOVA before canceling its policy for any reason. Borrower shall deliver to FINOVA certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall be payable to FINOVA to be applied on account of the Obligations.

         6.1.12 FINOVA EXPENSES. Borrower shall immediately and without demand reimburse FINOVA for all sums expended by FINOVA which constitute FINOVA Expenses and Borrower hereby authorizes and approves all advances and payments by FINOVA for items constituting FINOVA Expenses.

         6.1.13 YEAR 2000 COVENANTS. Borrower shall take all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999. At FINOVA's request, Borrower shall provide to FINOVA assurance reasonably acceptable to FINOVA that Borrower's computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.

         6.2 NEGATIVE COVENANTS. Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower will not do any of the following without FINOVA's prior written consent:

         6.2.1 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of Borrower's business, including but not limited to, the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower's assets (other than sales of Inventory in the ordinary and usual course of Borrower's business as presently conducted), the incurrence of any debts outside the ordinary and usual course of Borrower's business except for renewals or extensions of existing debts, or the making of any advance or loan except in the ordinary course of business as presently conducted, or the suspension of Borrower's business.

         6.2.2 CHANGE NAME. Change Borrower's name, business structure, or identity, or add any new fictitious name.

         6.2.3 MERGE, ACQUIRE. Acquire, merge, or consolidate with or into any other business organization.

         6.2.4 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the account of Borrower of which are transmitted or turned over to FINOVA.

         6.2.5 RESTRUCTURE. Make any change in Borrower's financial structure or in any of its business operations, or change the date of its fiscal year.

         6.2.6 PREPAYMENT. Prepay any existing indebtedness owing to any third party.

         6.2.7 CHANGE OF OWNERSHIP. Cause, permit, or suffer any change, direct or indirect, in Borrower's ownership in excess of ten percent (10%).

         6.2.8 CAPITAL EXPENDITURES. Make any plant or fixed capital expenditure, or any commitment therefor, or purchase or lease any real or personal property or replacement equipment subject to a purchase money security interest, trust deed or lease, in excess of ONE HUNDRED FIFTY THOUSAND AND 00/100 Dollars ($150,000.00) for any individual transaction or where the aggregate amount of such transactions, in any fiscal year, is in excess of ONE HUNDRED FIFTY THOUSAND AND 00/100 Dollars ($150,000.00).

         6.2.9 CONSIGNMENTS. Consign any Inventory, sell any goods on bill and hold, or other unusual terms of sale.

         6.2.10 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

         6.2.11 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide FINOVA information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by FINOVA pursuant to or in accordance with this Agreement, and agrees that FINOVA may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.2.12 INVESTMENTS. Directly or indirectly make or any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, or capital contribution to, any corporation, association, person, or entity, in excess on One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00).

         6.2.13 TRANSACTIONS WITH AFFILIATES. Borrower will not directly or indirectly enter into or permit to exist any material transaction with any person or entity controlling, controlled by, or under common control (whether by contract, ownership of voting securities, or otherwise) with Borrower except for transactions which are in the ordinary course of Borrower's business, upon fair and reasonable terms and which are fully disclosed to FINOVA and no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated person or entity.

         7.   DEFAULTS AND REMEDIES

              7.1 DEFAULTS. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                  (a) If Borrower fails to pay when due and payable or when declared due and payabl, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such accounts), fees and charges due FINOVA, taxes, reimbursement of FINOVA Expenses, or otherwise);

                  (b) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and FINOVA;

                  (c) If there is a material impairment of the prospect of repayment of any portion of the Obligations owing to FINOVA or a material impairment of the value or priority of FINOVA's security interests in the Collateral;

                  (d) If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any judicial officer or assignee;

                  (e) If an Insolvency Proceeding is commenced by Borrower;

                  (f) If an Insolvency Proceeding is commenced against Borrower;

                  (g) If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  (h) If a notice of lien, levy, or assessment is filed or recorded with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's assets and the same is not paid on the payment date thereof;

                  (i) If a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets;

                  (j) If there is default in any material agreement to which Borrower is a party with third parties resulting in a right by such third parties, whether or not exercised, to accelerate the maturity of Borrower's indebtedness;

                  (k) If Borrower makes any payment on account of indebtedness which has been subordinated to the Obligations except to the extent such payment is allowed under any subordination agreement entered into with FINOVA;

                  (l) If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to FINOVA by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director;

                  (m) If any guaranty of the Obligations is limited or terminated by operation of law or by the guarantor thereunder, or any guarantor becomes the subject of an Insolvency Proceeding;

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


                  (n) If a Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; if any lien upon the assets of Borrower in connection with any plan shall arise; if Borrower or any ERISA Affiliate shall completely or partially withdraw from a Multiemployer Plan or a Multiple Employer Plan of which Borrower or such ERISA Affiliate was a substantial employer, and such withdrawal could, in the opinion of FINOVA, have a material adverse effect on the financial condition of Borrower; if Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer plan as one or more contributions thereto; if Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or upon the voluntary or involuntary termination of any Plan which termination could, in the opinion of FINOVA, have a material adverse effect on the financial condition of Borrower, or Borrower shall fail to notify FINOVA promptly and in any event within ten (10) days of the occurrence of any event which constitutes an Event of Default under this clause or would constitute such an Event of Default upon exercise of FINOVA's judgment; or

                  (o) If any writing, document, aging, certificate or other evidence of the Accounts or Inventory shall be materially incomplete, incorrect, or misleading at the time the same is furnished to FINOVA.

              7.2 REMEDIES. Upon the occurrence of an Event of Default FINOVA may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower;

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and FINOVA;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or Obligation of FINOVA, but without affecting FINOVA's rights and security interest in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with account debtors for amounts and upon terms which FINOVA considers advisable, and in such cases, FINOVA will credit Borrower's loan account with only the net amounts received by FINOVA in payment of such disputed Accounts, after deducting all FINOVA Expenses incurred or expended in connection therewith;

                  (e) Cause Borrower to hold all returned Inventory in trust for FINOVA, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of FINOVA;

                  (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts, as FINOVA considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if FINOVA so requires, and to make the Collateral available to FINOVA as FINOVA may designate. Borrower authorizes FINOVA to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in FINOVA's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants FINOVA a license to enter into possession of such premises and to occupy the same, without charge, for up to ninety (90) days in order to exercise any of FINOVA's rights or remedies provided herein, at law, in equity, or otherwise;

                 (g) Set off and apply any and all balances and deposits held by, or indebtedness at any time owing to or for the credit or the account of Borrower by FINOVA without notice to Borrower (such notice being expressly waived);

                 (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. FINOVA is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to FINOVA's benefit;

                 (i) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as FINOVA determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                 (j) FINOVA shall give notice of the disposition of the Collateral as follows:

                     (1) FINOVA shall give the Borrower and each holder of a security interest in the Collateral who has filed with FINOVA a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                     (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 9.3 of this Agreement, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to FINOVA;

                     (3) If the sale is to be a public sale, FINOVA shall also give notice of the time and place by publishing a notice one time at least five (5) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                 (k) FINOVA may credit bid and purchase at any public sale;
and

                 (l) Any deficiency, which exists after disposition of the Collateral, as provided above will be paid immediately by Borrower. Any excess will be returned to Borrower, without interest and subject to the rights of third parties, by FINOVA.

             7.3 REMEDIES CUMULATIVE. FINOVA's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. FINOVA shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by FINOVA or one right or remedy shall be deemed an election, and no waiver by FINOVA of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by FINOVA shall constitute a waiver, election, or acquiescence by it.

         8.  EXPENSES AND INDEMNITIES

             8.1 If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that FINOVA determines that such failure by Borrower could have a material adverse effect on FINOVA's interests in the Collateral, in its discretion and without prior notice to Borrower, FINOVA may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as FINOVA deems necessary to protect FINOVA from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in SECTION 6.1.11 of this Agreement, and take any action with respect to such policies as FINOVA deems prudent. Any amounts paid or deposited by FINOVA shall constitute FINOVA Expenses, shall be immediately charged to Borrower's loan account and become additional Obligations, shall bear interest at the then applicable rate herein above provided, and shall be secured by the Collateral. Any payments made by FINOVA shall not constitute an agreement by FINOVA to make similar payments in the future or a waiver by FINOVA of any Event of Default under this Agreement. FINOVA need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         9.  MISCELLANEOUS

            9.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by FINOVA on which Borrower may in any way be liable.

            9.2 FINOVA'S LIABILITY FOR INVENTORY OR EQUIPMENT. So long as FINOVA complies with its obligations, if any, under Section 9207 of the Code; FINOVA shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            9.3 NOTICES. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified) to Borrower or to FINOVA, as the case may be, at its addresses set forth below:

                      IF TO BORROWER:  LEE PHARMACEUTICALS
                                       1444 SANTA ANITA AVENUE
                                       SOUTH EL MONTE, CA 91733
                                ATTN:  RONALD G. LEE, PRESIDENT

                        If to FINOVA:  FINOVA CAPITAL CORPORATION
                                       355 South Grand Avenue, #2400
                                       Los Angeles, California 90071
                                       Attention: Farhad Motia, Vice President

                      With a Copy to:

                                       Joseph R. D'Amore
                                       VP-Associate General Counsel
                                       FINOVA Capital Corporation
                                       1850 N. Central Ave, Suite 1141
                                       Phoenix, AZ 85002

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this SECTION 9.3, other than notices by FINOVA in connection with Section 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) calendar days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by FINOVA in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

         9.4 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FINOVA WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.4. BORROWER AND FINOVA HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND FINOVA EACH REPRESENT THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         9.5 DESTRUCTION OF BORROWER'S DOCUMENTS. All documents, schedules, invoices, agings, or other papers delivered to FINOVA may be destroyed or otherwise disposed of by FINOVA three (3) months after they are delivered to or received by FINOVA, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

         9.6 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by FINOVA.

         9.7 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrower may not assign this Agreement or any rights hereunder without FINOVA's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by FINOVA shall release Borrower from its Obligations. FINOVA may assign this Agreement and its rights and duties hereunder. FINOVA reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in FINOVA's rights and benefits hereunder. In connection therewith, FINOVA may disclose all documents and information, which FINOVA now or hereafter may have relating to Borrower or Borrower's business.

         9.8 SECTION HEADINGS. Heading and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.


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


         9.9 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against FINOVA or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         9.10 PUBLICITY. FINOVA is hereby authorized by the undersigned to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction.

         9.11 SEVERABILITY OF PROVISONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         9.12 AMENDMENTS IN WRITING. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

         9.13 COUNTERPARTS. This agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

         Borrower and FINOVA have executed this Agreement of FINOVA's place of business in Los Angeles, California.


                                              LEE PHARMACEUTICALS
                                              ------------------------
                                              a California corporation
                                              ----------------------------


                                          By: /s/ Ronald G. Lee
                                              ----------------------------
                                              Ronald G. Lee, President





                                              FINOVA CAPITAL CORPORATION
                                              ----------------------------
                                              a Delaware corporation
                                              ----------------------------



                                          By: /s/ Farhad Motia
                                              ----------------------------
                                              Farhad Motia, Vice President


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